EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-04991, 333-91653) of Labtec Inc. of our reports dated May 21, 1999 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP


Portland, Oregon
June 29, 2000